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                 EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Jostens, Inc. of our report dated July 31, 1996, included in the 1996 Annual Report to Shareholders of Jostens, Inc.

Our audits also included the financial statement schedule of Jostens, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statement Number 33-40233 and Registration Statement Number 33-37076 on Form S-3; Registration Statement Number 33-49968 on Form S-4; Post-effective Amendment Number 1 to Registration Statement Numbers 2-95076, 33-19308, 33-58414 and 33-00713 on Form S-8 of Jostens, Inc. and in the related Prospectuses of our report dated July 31, 1996, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Jostens, Inc.



/s/ ERNST & YOUNG LLP
- ---------------------
ERNST & YOUNG LLP

Minneapolis, Minnesota
September 25, 1996

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